SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

THE SINGING MACHINE COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-24968	95-3795478
(Commission File Number)	(IRS Employer Identification No.)

6601 Lyons Road, Bldg. A-7

Coconut Creek, FL 33073

(Address of Principal Executive Offices) (Zip Code)

(954) 596-1000

(Registrant’s Telephone Number, Including Area Code)

___________________________________________

(Former Name or Former Address, if Change Since Last Report)

ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE

We issued a press release on June 27, 2003 updating the outlook for our fiscal year ended March 31, 2003 (“fiscal 2003”). We currently expect our net income for fiscal 2003 to be substantially below prior expectations, because of an increased income tax provision an inventory reserves.” In this press release, we also announced that we would file with the Securities and Exchange Commission, to extend, to July 14, 2003, the filing date of our Annual Report on Form 10-K for fiscal 2003 to allow sufficient time to resolve certain complex tax issues.

We also announced that we will be restating our financial statements for fiscal 2003 and possibly fiscal 2002 to increase the accrual for income taxes.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits.

99.1

Press Release dated June 27, 2003 updating the outlook for the Singing Machine’s fiscal year ended March 31, 2003 and restatement of financial statements for fiscal 2002 and possibly fiscal 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE SINGING MACHINE COMPANY, INC.

Date: June 30, 2003

By:

/s/ APRIL GREEN________

April Green

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated June 27, 2003 updating the outlook for the Singing Machine’s fiscal year ended March 31, 2003 and restatement of financial statements for fiscal 2002 and possibly fiscal 2001